Exhibit 99.19(e)

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (No. 333-290833) on Form N-2 of our report dated December 26, 2025, with respect to the financial statements and financial highlights of abrdn Global Dynamic Dividend Fund.

/s/ KPMG LLP

Columbus, Ohio
January 8, 2026